FORM 8-K

                          CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                 Date of report: November 30, 2006
                  (Date of earliest event report)

                       Green Energy Group, Inc.
     -------------------------------------------------------
     (Exact name of Registrant as specified in its charter)

        Florida                            20-1442373
 --------------------------------     -------------------
 (State or other jurisdiction            (IRS Employer
  of incorporation)                   Identification No.)

                             000-51415
                       ---------------------
                       (Commission File No.)


              100 Village Square Crossing Suite 202
                    Palm Beach Gardens, FL 33410
                           561-207-6395
 --------------------------------------------------------------
 (Address and Telephone Number of Principal Executive Offices)


          f/k/a Pro Card Corporation (name change 8/19/05) f/k/a Maverick Energy Group, Inc. (name change 8/2/06)
 -------------------------------------------------------------
 (Former name or former address, if changed since last report)



                      Barney A. Richmond
             100 Village Square Crossing Suite 202
                   Palm Beach Gardens, FL 33410
                          561-207-6395
   -----------------------------------------------------------
   (Name, Address and Telephone Number of Agent for Service)


INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 8.01.  Other Events and Required FD Disclosure

On November 22, 2006, Green Energy Group, Inc. of Palm Beach Gardens, FL ("Green Energy") entered into a Purchase Agreement with Tri-States Petroleum Products of Houston, Mississippi ("Tri-States"). Tri-States is the owner of a Biodiesel Refinery, located at 104 Industrial Road, Houston, Mississippi, the purchase is to include the land, building, and all the necessary components of the refining facility. Green Energy has agreed to pay Tri-States the sum of Three Million Dollars US.

Green Energy will pay for all costs of operating the Biodiesel Refinery during the Inspection and Production Period. After the Inspection and Production Period, Tri-States and Green Energy will work together to transfer all necessary permits to operate the Biodiesel Refinery from the U.S. Environmental Protection Agency (EPA) and the Mississippi Department of Environmental Quality (MDEQ).

Upon the transfer of the aforementioned permits by the MDEQ, the closing and delivery of deed and bills of sale of the Biodiesel
Refinery shall occur within seven (7) business days.

Green Energy's web site can be viewed at www.thegreenenergygroup.com. For additional information please contact Jeff Berkowitz, Investor Relations, at 561-348-0524.


FORWARD-LOOKING STATEMENTS

This report contains "forward-looking" statements, as that term is defined by federal securities laws. You can find these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate" and similar words in this report. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. Risks and uncertainties that could cause actual results to vary materially from those anticipated by the forward-looking statements included in this report include unexpected difficulties in preparing the additional cash reconciliation.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Green Energy Group, Inc.
(Registrant)


Date: November 30, 2006


 /s/ Barney A. Richmond

Barney A. Richmond
Chairman and Chief Executive Officer
Green Energy Group, Inc.